As Filed With the Securities and Exchange Commission on December 8, 2000
                                                  Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           SENSORY SCIENCE CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                                          86-0492122
     (State or other jurisdiction                             (I.R.S. Employer
   of incorporation or organization)                         Identification No.)

        7835 East McClain Drive
          Scottsdale, Arizona                                    85260-1732
(Address of Principal Executive Offices)                         (Zip Code)

                                   ----------

           SENSORY SCIENCE CORPORATION 1993 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

            Roger B. Hackett
   Chairman, Chief Executive Officer,                 Copy of Communications to:
 President and Chief Operating Officer                       Jon S. Cohen
      Sensory Science Corporation                          Samuel C. Cowley
        7835 East McClain Drive                             Snell & Wilmer
       Scottsdale, Arizona 85260                          One Arizona Center
(Name and address of agent for service)              Phoenix, Arizona 85004-0001

                                 (480) 998-3400
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                                     Proposed Maximum   Proposed Maximum
Title of Securities   Amount to be    Offering Price        Aggregate         Amount of
 to be Registered      Registered       per Share*       Offering Price*   Registration Fee
-------------------------------------------------------------------------------------------
Common Stock,
$.001 par value      650,000 shares      $0.5625           $365,625          $ 97.00
===========================================================================================

* Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the reported sales price of the Registrant's Common Stock on December 6, 2000.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement relates to the amendment to the Go-Video, Inc. 1993 Employee Stock Option Plan changing the name of the Plan to the Sensory Science Corporation 1993 Employee Stock Option Plan (the "Plan"), increasing the number of shares of common stock authorized to be issued thereunder from 1,000,000 shares to 1,650,000 shares, limiting the number of shares any one participant in the Plan can be granted during any fiscal year of the Company to 500,000, and making certain changes to the Plan to comply with Section 162(m) of the Code.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     The contents of the Registration Statement No. 333-52329 on Form S-8 filed with Securities and Exchange Commission on May 11, 1998 is incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by Sensory Science Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

     (a) The latest annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

     (c)  The   description   of  the   Company's   Common  Stock   included  in
          Post-Effective Amendment No. 6 to the Company's Registration Statement on Form S-2 (No. 33-33033) as filed on April 21, 1992.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

     Exhibit Index located at page 6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 8, 2000.


                                     SENSORY SCIENCE CORPORATION


                                     By /s/ Roger B. Hackett
                                        ----------------------------------
                                        Roger B. Hackett
                                        Chairman of the Board of Directors,
                                        Chief Executive Officer, President,
                                        and Chief Operating Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated. Each person whose signature appears below hereby authorizes Roger B. Hackett and Thomas E. Linnen, and each of them, as attorneys-in-fact, to sign his or her name on his or her behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments to this Registration Statement.

    Name and Signature             Title                           Date
    ------------------             -----                           ----

/s/ Roger B. Hackett         Chairman of the Board            December 8, 2000
--------------------------   of Directors, Chief Executive
Roger B. Hackett             Officer, President, and Chief
                             Operating Officer


/s/ Thomas E. Linnen         Executive Vice President         December 8, 2000
--------------------------   Corporate Planning &
Thomas E. Linnen             Chief Financial Officer,
                             Secretary, Treasurer


/s/ Carmine F. Adimando      Director                         December 8, 2000
--------------------------
Carmine F. Adimando



/s/ Thomas F. Hartley, Jr.   Director                         December 8, 2000
--------------------------
Thomas F. Hartley, Jr.



/s/ William T. Walker, Jr.   Director                         December 8, 2000
--------------------------
William T. Walker, Jr.

                                INDEX TO EXHIBITS


                                           Page in Sequential
                                           Numbering System in
                                           Manually Signed
Exhibit                                    Original on Which
Number            Description              Exhibits May Be Found
------            -----------              ---------------------

 4.1    Certificate of Incorporation       Incorporated by reference to
        of the Company                     Exhibit 4-A to Registration Statement
                                           on Form S-2 (File No. 33-33033)

 4.2    Amendment to Articles of           Incorporated by reference to
        Incorporation                      the Company's 8-K filing dated
                                           March 2, 1999

 4.3    Bylaws, as amended                 Incorporated by reference to
                                           Exhibit 4-B to Registration Statement
                                           on Form S-2 (File No. 33-38445)

 5.1    Opinion of Snell & Wilmer          Page 7

23.1    Consent of Deloitte & Touche LLP   Page 8

23.2    Consent of Snell & Wilmer          Included in Exhibit 5.1
        (included in Exhibit 5.1)

24.1    Power of Attorney                  Included in signature page

99      1993 Employee Stock Option Plan    Page 9